Exhibit 10.6

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

AMENDMENT Nº 2
TO THE AGREEMENT FOR THE LAUNCHING INTO
LOW EARTH ORBIT
OF THE GLOBALSTAR SATELLITES
BY THE SOYUZ LAUNCH VEHICLE

This Amendment Nº 2 to the Agreement for the launching of the GLOBALSTAR Satellites, (hereinafter referred to as the “Agreement”) is entered into

BY AND BETWEEN

GLOBALSTAR, INC., a company organized and existing under the laws of the State of Delaware, with head offices located at 461 South Milpitas Blvd, Milpitas, CA 95035, U.S.A., (hereinafter referred to as “CUSTOMER”),

On the one hand,

AND

ARIANESPACE a company organized and existing under the laws of the Republic of France, with head offices at Boulevard de l’Europe, 91006 Evry-Courcouronnes Cedex, France (hereinafter referred to as “ARIANESPACE”).

On the other hand,

PREAMBLE

Whereas                                                               On September 5, 2007 CUSTOMER and ARIANESPACE have entered into a Launch Services Agreement (“the Agreement”), as amended on 9 July 2008 (“Amendment #1), for the launch of the GLOBALSTAR Satellites.

Whereas                                                               On June 25, 2009, upon the request of CUSTOMER, ARIANESPACE has accepted to loan to Thermo Funding Company LLC (principal stockholder of CUSTOMER) a sum of US$ 10,000,000 to help fund CUSTOMER debt service reserve account required under the COFACE guaranteed financing.

Whereas                                                               Pursuant to commercial discussions and negotiations between the Parties it has been agreed that as soon as drawings are permitted under the COFACE-guaranteed financing dated 5 June 2009 and entered among CUSTOMER as borrower, BNP Paribas as Arranger, Security Agent and COFACE Agent and the Lenders named therein, Globalstar has shall draw down under the Facility an amount sufficient to prepay to Arianespace (i) the entire amount of the pre-Launch financing granted by Arianespace   to Globalstar under the Agreement together with interest thereon and   (ii) plus late payments and interests corresponding to the unpaid installments due at L-9 months and L-6 months for Launch #1  (respective due dates — December 23rd, 2008 and March 23rd, 2009) and at L-9 months for Launch #2 (due date March 22nd, 2009).

Whereas                                                               The Parties have therefore agreed, in light of the loan agreement referred to above and entered into between Thermo Funding Company LLC and Arianespace, to amend the terms of the Agreement and its Amendment #1 on the terms and conditions set out herein.

NOW THEREFORE, THE PARTIES HAVE AGREED UPON THE FOLLOWING MODIFICATION TO THE AGREEMENT:

Section 1 -

This Amendment #2 cancels and replaces the terms of Amendment #1 and modifies the terms of the Agreement as follows:

1.1                                 The first paragraph of the recitals is cancelled and replaced as follows:

“WHEREAS         CUSTOMER has approached ARIANESPACE with a request to launch TWENTY FOUR (24) Satellites through FOUR (4) Firm Launches, with the option to launch an additional SIX (6) Satellites, subject to the terms and conditions herein.”

1.2                                 The definition of “Launch Option” included in Article 1 (“Definitions”) of the Agreement is deleted and replaced as follows:

“Launch Option means the right for CUSTOMER to order from ARIANESPACE an Optional Launch in accordance with this Agreement for the launch of additional GLOBALSTAR Satellites to be performed by ARIANESPACE.”

1.3                                 Article 2 of the Agreement is deleted and replaced as follows:

“ARTICLE — 2    SUBJECT OF THE AGREEMENT

The subject of this Agreement is the performance of FOUR (4) Firm Launch Services, each launching six Satellites supplied by CUSTOMER from the Launch Site for the purpose of accomplishing the Launch Mission in accordance with the terms and conditions of this Agreement plus, subject to the conditions stipulated herein, ONE (1) additional Launch Services for the Launch Option exercised by CUSTOMER.”

1.4                                 Paragraph 4.1 of Article 4 (ARIANESPACE’S SERVICES) of the Agreement is deleted and replaced as follows:

“4.1                         ARIANESPACE shall, for the FOUR (4) Firm Launches and for the Optional Launch, if the Launch Option has been exercised by CUSTOMER, perform the Services under this Agreement including:

4.1.1                                   Launch Services;

4.1.2                                   Associated Services: subject to any further additional orders of CUSTOMER, one or more of the services as set forth in Part 6 of Annex 1 to this Agreement.”

1.5                                 Paragraph 4.3 (Launch Option) of Article 4 (ARIANESPACE’S SERVICES) of the Agreement is deleted and replaced as follows:

“4.3 Launch Option

ARIANESPACE undertakes to maintain ONE (1) Launch Option available to CUSTOMER and to be exercised by CUSTOMER in accordance with the terms of Article 6 and subject to the conditions below.

ARIANESPACE shall be obligated for:

(i)                                                         ONE (1) Optional Launch in addition to the FOUR (4) firm Launches if no Launch Failure or Satellite Mission failure has occurred,

or

(ii)                                                      ONE (1) Optional Launch in addition to the FOUR (4) firm Launches and ONE (1) Replacement Launch in case of one Launch Failure or Satellite Mission failure.

For sake of clarity, ARIANESPACE shall not be obligated to CUSTOMER for any Optional Launch in case of two or more Launch Failure(s) or Satellite Mission failure(s).”

1.6                                 Paragraph 4.4 (Launch Site Selection) of Article 4 (ARIANESPACE’S SERVICES) of the Agreement is deleted and replaced as follows (for clarity, this new Paragraph 4.4 cancels Section 1 (“Launch Site Selection for the Firm Launches and Associated Remuneration”) of Amendment #1):

“4.4 Launch Site

The Launch Site for the FOUR (4) Firm Launches shall be the SOYUZ launch complex at the Baikonur Space Center (BSC), in Baikonur, Kazakhstan.

ARIANESPACE shall inform CUSTOMER of the Launch Site selected for the Optional Launch, if any, by written notice to be received no later than TWELVE (12) months prior to the first day of the associated Launch Period as defined in accordance with Article 6 herein.

It is hereby mutually understood by the Parties that none of the Firm or Optional Launches provided under this Agreement shall be performed on the first Soyuz to be launched from CSG.”

1.7                                 Paragraph 5.3 of Article 5 (“CUSTOMER COMMITMENTS”) of the Agreement is deleted and replaced as follows:

“5.3                           CUSTOMER will have the possibility to exercise the Launch Option under sub-paragraph 4.3 of Article 4 of this Agreement, in addition to the TWENTY-FOUR (24) CUSTOMER Satellites to be launched through the FOUR (4) Firm Launches under this Agreement.

Notwithstanding the above ARIANESPACE releases CUSTOMER from the above commitment in the following cases:

(i)                          ARIANESPACE becomes bankrupt or insolvent or has a receiving order made against it, or takes the benefit of any status or legislation related to bankruptcy or insolvent debtors, or if an order is made or resolution passed for the winding-up of ARIANESPACE,

(ii)                       If, following a CUSTOMER request for a single Launch Period in accordance with sub-paragraph 6.2.2, the first day of the nearest available Launch Period proposed by ARIANESPACE is more than TWELVE (12) months later than the first day of the Launch Period requested by CUSTOMER.”

1.8                                 Paragraph 6.1 (“Launch Term”) of Article 6 (“LAUNCH SCHEDULE”) of the Agreement is cancelled and replaced as follows:

“6.1         Launch Term

The FOUR (4) Firm Launches shall take place during the term from EDC + TWENTY-SEVEN (27) months up to March 31, 2011.

The Optional Launch shall be available to CUSTOMER during the term extending from April 01, 2010 up to and including December 31, 2013.”

1.9                                Sub-paragraph 6.2.2 (“Optional Launches”) of Article 6 (“LAUNCH SCHEDULE”) of the Agreement is cancelled and replaced as follows:

“6.2.2      Optional Launch

The Launch Period for the Optional Launch, if any, shall be established within the Launch Term defined in Sub-paragraph 6.1 of Article 6 of this Agreement.

(i)                                     CUSTOMER shall notify ARIANESPACE by written notice to be received no later than TWELVE (12) months prior to the first day of the Launch Period desired by CUSTOMER for the corresponding Optional Launch, being further agreed that such Launch Period shall not be earlier than the provisional Launch Period defined in sub-paragraph (ii) hereinafter.

Within ONE (1) month of receipt of CUSTOMER’s notice, ARIANESPACE shall inform CUSTOMER whether a Launch Opportunity exists within the desired Launch Period.

(ii)                                For the purpose of Article 10 and Article 18, the provisional Launch Period for the Optional Launch shall be defined at option exercise. The first day of the provisional Launch Period shall not be earlier than EIGHTEEN (18) months following option exercise.

1.10                           Paragraph 8.1 of Article 8 (“REMUNERATION”) of the Agreement is cancelled and replaced as follows

“A            For the Firm Launch Services:

The Price for Launch Services for the SOYUZ Firm Launches, each of SIX (6) Satellites is as follows:

•                  For each of the three first Firm Launches:

FIFTY TWO MILLION FIVE HUNDRED THOUSAND United States Dollars (US$ 52,500,000).

•                  For the fourth Firm Launch:

FIFTY EIGHT MILLION FIVE HUNDRED THOUSAND United States Dollars  (US$ 58,500,000).

For the sake of clarity, it is acknowledged by the Parties that, for the Firm Launches from the Baikonur Launch Site, each Firm Launch and related Launch Services shall be increased by [*]United States Dollars (USD [*]), subject to a contractual cap at [*]United States Dollars (USD [*] ), and said USD [*]  is included in the above-identified Price of USD [*]  for the fourth Firm Launch.

B  For the Optional Launch Services:

(i) The firm fixed price of the Optional Launch Services exercised by CUSTOMER for a Launch to take place on or prior to 31 December 2010 is:  [*]United States Dollars (US$ [*] ).

(ii) The price of the Optional Launch Services exercised by CUSTOMER for a Launch to take place on or after 1 January 2011 up to and including 31 December 2013, shall be as follows:

[*]United States Dollars (US$ [*] ), as escalated as set forth in paragraph 8.2.

(iii) The price and terms and conditions applicable to the Optional Launch Services requested by CUSTOMER for a Launch to occur after 31 December 2013, shall be negotiated in good faith by the Parties.

1.11                           Paragraph 8.2 of Article 8 (“REMUNERATION”) of the Agreement is cancelled and replaced as follows:

With respect to Articles 10 and 18, and for the Optional Launch, it is agreed that the Launch Services prices as set forth in Sub-paragraph 8.1(B)(ii) and the prices for Associated Services shall be escalated, prorata, on a quarterly basis from 1 January

2011 to L* (L* being the first day of the provisional Launch Period selected at Optional Launch exercise) by an escalation rate of [*]% per quarter. Said escalation rate is provisional.

A final escalation rate will be determined at Launch Day minus ONE (1) month.

The final escalation rate will be a weighted average calculated as follows:

•                  [*]% on a Western European producer price growth index,

•                  [*]% on a worldwide steel price growth index,

•                  [*]% on a Russian labor cost growth index.

The above indices will be initially selected within THIRTY (30) days of EDC by mutual agreement of the Parties. If a selected index is no longer available or appropriate at the time of calculation of the final escalation rate for the Optional Launch, Parties will select by mutual agreement the best available replacement index.

The Launch Services prices as set forth in 8.1(B)(ii) and the prices for Associated Services will be recalculated, using the final escalation rate, prorata, on a quarterly basis from 1 January 2011 to L* (L* being the first day of the provisional Launch Period selected at Optional Launch exercise).

Notwithstanding the calculated value of the final escalation rate, the maximum rate applicable shall not exceed [*]% per quarter and the minimum rate applicable shall not be less than [*]% per quarter.

Any price differentials will be reconciled in the Launch Associated Payment.

1.12                           Paragraph 10.1 of Article 10 (“PAYMENT FOR SERVICES”) of the Agreement is deleted and replaced as follows (for clarity, this new Paragraph 10.1 cancels Section 2 (“Payment Schedule and Financing”) of Amendment #1):

“10.1                     Payment of the remuneration under Paragraph 8.1 of Article 8 of this Agreement shall be made in accordance with the following payment schedule:

10.1.1 For each Firm Launch Services:

DUE DATE	Total amount in US$ for each Firm Launch referred in the sub-paragraph 8.1 (A) of Article 8 of this Agreement
EDC	[*]
EDC + 6 months	[*]
EDC + 12 months	[*]
L* - 9 months	[*]
L* - 6 months	[*]
L* - 3 months	[*]
Launch Associated Payment	[*]for Launch 1, 2 and 3 [*]for Launch 4
Total	52 500 000 for Launch 1, 2 and 3 58 500 000 for Launch 4

Where

L* means the first day of the provisional Launch Period as applicable to each respective Firm Launch and as defined (and potentially accelerated) in accordance with sub-paragraph 6.2.1 (A) (ii) or 6.2.1 (B) (ii) of Article 6 of this Agreement whichever is relevant. Except as set forth in Paragraph 11.4 of Article 11, L* is fixed for the duration of this Agreement.

The Launch Associated Payment shall be made at L+1 week (L being the actual Launch Day) for any Firm Launch for which a subsequent Firm launch remains to be performed or a subsequent Optional Launch is already exercised.

The Launch Associated Payment related to a Firm Launch for which there is no subsequent Firm Launch remaining to be performed or no subsequent Optional Launch already exercised under this Agreement, shall be made at L — 1 week (L being the actual Launch Day for the said Launch).

If the last contracted Launch under this Agreement is delayed by ARIANESPACE by more than THIRTY (30) days after the Launch Associated Payment is made by CUSTOMER, ARIANESPACE shall immediately return  said Launch Associated Payment if so requested by CUSTOMER. Said Launch Associated Payment shall remain due and payable to ARIANESPACE at L-1 week in accordance with the newly established Launch Day.

10.1.2 For the Optional Launch Services:

DUE DATE	Percentage of the Launch Services Price for the Optional Launch referred in the sub-paragraph 8.1 (B) of Article 8 of this Agreement
Optional Launch Date of Exercise	[*]	%
L* - 18 months	[*]	%
L* - 15 months	[*]	%
L* - 12 months	[*]	%
L* - 9 months	[*]	%
L* - 6 months	[*]	%
L* - 3 months	[*]	%
Launch Associated Payment	[*]	%
TOTAL	100%

Where

L* means the first day of the provisional Launch Period as applicable to the Optional Launch and as defined in accordance with sub-paragraph 6.2.2 of Article 6 of this Agreement.  Except as set forth in Paragraph 11.4 of Article 11, once defined at exercise of the Launch Option, L* is fixed for the duration of this Agreement.

The Launch Associated Payment shall be made at L — 1 week (L being the actual Launch Day of the Optional Launch).

If the exercised Optional Launch under this Agreement is delayed by ARIANESPACE by more than THIRTY (30) days after the Launch Associated Payment is made by CUSTOMER, ARIANESPACE shall immediately return said Launch Associated Payment if so requested by CUSTOMER. Said Launch Associated Payment shall remain due and payable to ARIANESPACE at L-1 week in accordance with the newly established Launch Day.”

1.13                           Sub-paragraph 13.1.1 of Paragraph 13.1 (“Terms”) of Article 13 (“REPLACEMENT LAUNCH”) of the Agreement is deleted and replaced as follows:

“13.1.1                      For the Firm Launches and the Optional Launch, if any, CUSTOMER is entitled to request a Replacement Launch from ARIANESPACE in the event that, following Intentional Ignition, except in the case of Terminated Ignition, either the Launch Mission or the Satellite Mission has not been accomplished for any reason whatsoever. Replacement Launch Services are subject to the conditions set forth in this Article 13. Any and all other rights and remedies of CUSTOMER are excluded whatever their nature.

For clarity it is hereby acknowledged by the Parties that CUSTOMER shall be entitled to a limited number of Replacement Launches, such that the maximum number of Launches provided by ARIANESPACE under this Agreement, together with said Replacement Launches, equals to SIX (6), including the FOUR (4) Firm Launches and the Optional Launch if any.”

1.14                         Sub-paragraph 18.2.1, 18.2.2 and 18.2.3 of Paragraph 18.2 of Article 18 (“TERMINATION BY CUSTOMER”) of the Agreement are deleted and replaced as follows:

“18.2.1           Basic termination fees for the Firm Launches depending of the date of termination as follows:

Effective Date of Termination	Termination Fees Percentage of Launch Services Price for each launch referred to in Sub- paragraph 8.1 (A) of Article 8 of this Agreement
On or before C-21	[*]%
From C-21 to C-18	[*]%
From C-18 to C-15	[*]%
From C-15 to C-10	[*]%
From C-10 to C-7	[*]%
After C-7 (*)	[*]% ([*]%) (*)

Where:

For the Firm Launches, C means the first day of the provisional Launch Period for Firm Launch N° 1, 2, 3, and/or 4 as defined in Paragraphs 6.2.1(A)(ii) and 6.2.1.(B)(ii), whichever is applicable, as may be adjusted by the aggregate duration of postponements requested by ARIANESPACE in accordance with Paragraph 11.3 to the actual Launch Period, Launch Slot or Launch Day as defined in accordance with Paragraphs 6.2, 6.3, 6.4 or 6.5.

(*) with respect to Firm Launch N° 4 only, the percentage of termination fees applicable after C-7 shall be [*]%.

18.2.2                 Basic termination fees for the Optional Launch depending of the date of termination as follows:

Effective Date of Termination	Termination Fees Percentage of Launch Services Price for the Optional launch referred to in Sub-paragraph 8.1 (B) and 8.2 of Article 8 of this Agreement
On or before C-21	[*]%
From C-21 to C-18	[*]%
From C-18 to C-15	[*]%
From C-15 to C-10	[*]%
From C-10 to C-7	[*]%
After C-7	[*]%

Where:

C means the first day of the provisional Launch Period as defined in Paragraph 6.2.2, as may be adjusted by the aggregate duration of postponements requested by ARIANESPACE in accordance with Paragraph 11.3 to the actual Launch Period, Launch Slot or Launch Day as defined in accordance with Paragraphs 6.2, 6.3, 6.4 or 6.5.

18.2.3                 Plus (i) any other amount(s) due including, without limitation, late payment interest under the Agreement at the effective date of termination, and (ii) the price of those Associated Services provided, at CUSTOMER’s cost, which have actually been performed as of the date of termination.

Section 3 -

This Amendment Nº 2 shall be effective as of its date of execution by both Parties.

This Amendment #2 constitutes an amendment to the Agreement. It cancels the terms of Amendment #1. Except as expressly provided herein, any other terms and provisions of the Agreement not modified by this Amendment #2 shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED TWO (2) ORIGINALS OF THIS AMENDMENT #2.

Executed in Paris, on 24th June 2009

CUSTOMER		ARIANESPACE

Name:	Anthony J. Navarra	Name:	Jean–Yves Le Gall

Title:	President	Title:	Chairman & CEO

Signature:	/S/ Anthony J. Navarra	Signature:	/S/ Jean-Yves Le Gall